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EXHIBIT 11.1  STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                             APEX PC SOLUTIONS, INC.
                  COMPUTATION OF PRO FORMA NET INCOME PER SHARE

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                                              FOR THE QUARTER ENDED        FOR THE NINE MONTHS ENDED
                                           SEPTEMBER 30,  SEPTEMBER 26,   SEPTEMBER 30,  SEPTEMBER 26,
                                                1996           1996            1997           1997
                                           -------------  -------------   -------------  -------------
Net income                                    $1,328,272     $2,959,889      $2,779,924     $6,900,854
                                           -------------  -------------   -------------  -------------
                                           -------------  -------------   -------------  -------------

Pro forma weighted average common              5,600,000     12,763,591       5,600,000     11,289,934
    shares outstanding

Pro forma common stock equivalents -
    Series A redeemable and convertible
    preferred stock                            2,155,000             --       2,155,000        415,671

Pro forma common stock equivalents -
    stock options                              1,336,932        790,134       1,336,932        704,608
                                           -------------  -------------   -------------  -------------

Pro forma weighted average shares used in
    computing net income per share             9,091,932     13,553,725       9,091,932     12,410,213
                                           -------------  -------------   -------------  -------------
                                           -------------  -------------   -------------  -------------

Pro forma income per share                         $0.15          $0.22           $0.31          $0.56
                                           -------------  -------------   -------------  -------------
                                           -------------  -------------   -------------  -------------

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